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                                                                    EXHIBIT 99.7


                          GLOBAL CONSENT AND AGREEMENT

         GLOBAL CONSENT AND AGREEMENT (this "Agreement") dated as of July 24, 2003 among Roche Holding Ltd, a joint stock company organized under the laws of Switzerland ("Parent"), IGEN International, Inc., a Delaware corporation (the "Company"), IGEN Integrated Healthcare, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company ("Newco"), Meso Scale Diagnostics, LLC., a Delaware limited liability company ("MSD"), Meso Scale Technologies, LLC., a Delaware limited liability company ("MST"), Jacob Wohlstadter, an individual whose business address is MSD, 9238 Gaither Road, Gaithersburg, MD 20877 ("JW"), and JW Consulting Services, L.L.C., a Delaware limited liability company ("JWCS").

                              W I T N E S S E T H:

         WHEREAS, simultaneously with the execution and delivery of this Agreement, the Company, Newco, Parent and 66 Acquisition Corporation II, a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), are entering into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which, among other things and on the terms and subject to the conditions set forth therein, Sub will merge (the "Merger") with and into the Company;

         WHEREAS, simultaneously with the execution and delivery of this Agreement, the Company and Newco are entering into an agreement (the "Restructuring Agreement") pursuant to which, prior to the Effective Time (as defined in the Merger Agreement), the Restructuring (as defined in the Restructuring Agreement) will be effected, as part of which (a) certain of the assets of the Company, including the Company's limited liability membership interests in MSD, and the Company's rights under and in respect of the MSD Agreements (as defined below) will be transferred to Newco or one or more of Newco's Subsidiaries and (b) Newco or one or more of its Subsidiaries will assume the Assumed Liabilities (as defined in the Restructuring Agreement), including the Company's liabilities and obligations under and in respect of the MSD Agreements;

         WHEREAS, simultaneously with the execution and delivery of this Agreement, the Company, Newco, MSD, MST, JW and JWCS are entering into a certain letter agreement (the "Letter Agreement") that contemplates, among other things, certain agreements, arrangements and contributions in connection with the Transactions in consideration thereof and in consideration of the execution and delivery by MSD, MST, JW and JWCS of this Agreement; and

         WHEREAS, the Company and MST are the sole members of MSD;

         NOW, THEREFORE, the parties hereto agree as follows:

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                                   ARTICLE 1
                                  DEFINITIONS

         Section 1.01. Definitions. The following terms, as used herein, have the following meanings:

         "Action" means any claim, suit, action, arbitration, inquiry, investigation or other proceeding of any nature (whether criminal, civil, legislative, administrative, regulatory, prosecutorial or otherwise) by or before any arbitrator or Governmental Entity or similar Person or body.

         An "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For the avoidance of doubt, (i) none of MSD, MST, JW, JWCS, Hyperion Catalysis International, a California corporation, Wellstat Biologics Corporation, a Delaware corporation, Wellstat Therapeutics Corporation, a California corporation, Proteinix Corporation, a Delaware corporation, and Integrated Chemical Synthesizers, Inc., a Delaware corporation, is an Affiliate of the Company or Newco for purposes of this Agreement, and (ii) neither Genentech, Inc., a Delaware corporation, nor Chugai Pharmaceutical Co., Ltd, a Japanese company, is an Affiliate of Parent for purposes of this Agreement.

         "Consent to License Agreement" means the Consent by MSD and MST to the License Agreement and attached thereto.

         "Continuing Licensee Subsidiary" means IGEN LS LLC, a Delaware limited liability company and a wholly owned Subsidiary of the Company.

         "Covenants Not to Sue" means the Covenants Not to Sue dated as of the date hereof among Newco, Parent, R Diagnostics, MSD and MST.

         "Employment Agreement" means the Employment Agreement dated as of August 15, 2001 among MSD, the Company, MST and JW.

         "Governmental Entity" means any domestic or foreign (whether national, Federal, state, provincial, local or otherwise) government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

         "I/R Confidentiality Agreement" means the confidentiality agreement dated October 8, 2001 among the Company, R Diagnostics and F. Hoffmann-La Roche Ltd.

         "Joinder of the Ongoing Litigation Agreement" means the Joinder by MSD and MST to Section 3.3 and Article 8 of the Ongoing Litigation Agreement and attached thereto.

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         "Liabilities" means any and all debts, liabilities, commitments and obligations, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, whenever or however arising and whether or not the same would be required by generally accepted accounting principles to be reflected in financial statements or disclosed in the notes thereto.

         "License Agreement" means the License Agreement dated as of the date of this Agreement between the Company and the Continuing Licensee Subsidiary.

         "LLC Agreement" means the Limited Liability Company Agreement of MSD dated as of November 30, 1995 by and between MST and the Company.

         "M/R Confidentiality Agreement" means the confidentiality agreement dated April 28, 2003 among the Company, MSD, R Diagnostics and F. Hoffmann-La Roche Ltd.

         "MSD Agreements" means all of the Contracts (as defined below) and understandings, whether oral or written, between MSD or any of its Affiliates or employees, on the one hand, and the Company or any of its Subsidiaries (other than Newco), on the other hand, including, but not limited to the agreements set forth on Schedule A to this Agreement, other than any stock option agreements between the Company and any employee of MSD (including all stock option agreements with JW granted to him in his capacity as a consultant to the Company).

         "MSD Transaction Documents" means (i) with respect to MSD and MST, the Consent to License Agreement, the Joinder of the Ongoing Litigation Agreement, and the Covenants Not to Sue, (ii) with respect to the Company, the License Agreement and the Ongoing Litigation Agreement, (iii) with respect to Newco, the Covenants Not to Sue, (iv) with respect to Parent, the Covenants Not to Sue and the Ongoing Litigation Agreement and (v) with respect to R Diagnostics, the Ongoing Litigation Agreement.

         "Ongoing Litigation Agreement" means the Ongoing Litigation Agreement entered into on the date of this Agreement by and between the Company, R Diagnostics and Roche Diagnostics Corporation, an Indiana corporation.

         "PCR License Agreement" means the PCR License Agreement dated as of the date of this Agreement among Newco, R Diagnostics, F. Hoffmann-LaRoche Ltd, a Swiss limited liability company, and Roche Molecular Systems, Inc., a Delaware corporation.

         "PCR Services Agreement" means the License Agreement (Human IVD Services and Animal Diagnostic Services) dated as of the date of this Agreement

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among Newco, R Diagnostics, F. Hoffmann-LaRoche Ltd, a Swiss limited liability company, and Roche Molecular Systems, Inc., a Delaware corporation.

         A "Person" means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

         "Post-Closing Covenants Agreement" means the Post-Closing Covenants Agreement dated as of the date of this Agreement among Parent, the Company and Newco.

         "R Diagnostics" means Roche Diagnostics GmbH, a German limited liability company.

         A "Subsidiary" of any Person means another Person, an amount of the voting securities or other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person. For the avoidance of doubt, neither Genentech, Inc., a Delaware corporation, nor Chugai Pharmaceutical Co., Ltd, a Japanese company, shall be deemed to be a Subsidiary of Parent for purposes of this Agreement.

         "Transaction Agreements" means (i) this Agreement, (ii) the Merger Agreement, (iii) the Restructuring Agreement, (iv) the Post-Closing Covenants Agreement, (v) the Tax Allocation Agreement dated as of the date hereof among Parent, Sub, the Company and Newco, (vi) the Ongoing Litigation Agreement, (vii) the Release and Agreement dated as of the date hereof among the Company, Newco, Hyperion Catalysis International, Wellstat Biologics Corporation, Wellstat Therapeutics Corporation, Proteinix Corporation and Integrated Chemical Synthesizers, Inc., (viii) the License Agreement, (ix) the Improvements License Agreement dated as of the date hereof between R Diagnostics and the Company, (x) the Covenants Not to Sue, (xi) the PCR License Agreement and (xii) the PCR Services Agreement.

         "Transactions" means the transactions contemplated by this Agreement and the other Transaction Agreements.

                                   ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

         Except for Section 2.05, with respect to which only MSD, MST and JWCS shall be deemed to have made the representations and warranties set forth therein, each of (a) MSD and MST represents and warrants, severally and not jointly, to Parent, the Company, Newco, JW and JWCS, (b) each of Parent, the Company and Newco represents and warrants, severally and not jointly, to MSD,

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MST, JW and JWCS and (c) each of JW and JWCS represents and warrants, jointly and severally, to Parent, the Company, Newco, MSD and MST, in each case as of the date hereof and as of the Effective Time, that:

         Section 2.01. Organization, Standing and Power. If such Person is not a natural Person, such Person is duly formed or organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (in the case of good standing, to the extent such jurisdiction recognizes such concept) and has all corporate or limited liability company powers, as applicable, governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for such governmental licenses, authorizations, permits, consents and approvals the failure of which to have or obtain, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the business of such Person and such Person's Subsidiaries, taken as a whole.

         Section 2.02. Authority; Execution and Delivery; Enforceability. If such Person is not a natural Person, such Person has all requisite corporate or limited liability company power and authority, as applicable, to execute and deliver this Agreement and each MSD Transaction Document to which it is a party and to consummate the transactions contemplated hereby and thereby. If such Person is not a natural Person, the execution and delivery by such Person of this Agreement and each MSD Transaction Document to which it is a party and the consummation by such Person of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or limited liability company action on the part of such Person. If such Person is a natural Person, such Person has the full legal capacity to enter into, execute and deliver this Agreement without the consent or approval of any other Person. Such Person has duly executed and delivered this Agreement and each MSD Transaction Document to which it is a party, and, assuming due execution and delivery hereof by each other party hereto and thereto, this Agreement and each MSD Transaction Document to which it is a party constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

         Section 2.03. No Conflicts; Consents. (a) The execution and delivery by such Person of this Agreement and each MSD Transaction Document to which it is a party do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of such Person or any Subsidiary of such Person under, any provision of (i) if such Person is not a natural Person, the charter, organizational or formation documents of such Person, (ii) any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (a "Contract") to which such Person or any Subsidiary of such Person is a party or by which their respective properties or

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assets is bound or (iii) subject to the filings and other matters referred to in
Section 2.03(b), any judgment, order or decree (a "Judgment") or statute, law, ordinance, rule or regulation whether foreign or domestic applicable to such Person or any Subsidiary of such Person or their respective properties or assets, other than, (A) in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, (x) in the case of each of Parent, MSD, MST, JW and JWCS only, would not reasonably be expected to have a material adverse effect on the business of such Person and such Person's Subsidiaries, taken as a whole, and (y) would not reasonably be expected to materially impair the ability of such Person or any Subsidiary of such Person to perform its obligations under this Agreement or any MSD Transaction Document to which it is a party or consummate the transactions contemplated hereby and thereby or (B) in the case of clauses (i), (ii) and (iii) above, any such items that are waived or cured by operation of this Agreement or the Letter Agreement.

         (b) No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, or permit from, any Governmental Entity, is required to be obtained or made by such Person or any Subsidiary of such Person in connection with the execution, delivery and performance by such Person or any Subsidiary of such Person of this Agreement or any MSD Transaction Document to which it is a party or the consummation of the transactions contemplated hereby and thereby, other than such items that the failure of which to obtain or make, individually or in the aggregate, (i) in the case of each of Parent, MSD, MST, JW and JWCS only, would not reasonably be expected to have a material adverse effect on the business of such Person and such Person's Subsidiaries, taken as a whole, and (ii) would not reasonably be expected to materially impair the ability of such Person or any Subsidiary of such Person to perform its obligations under this Agreement or any MSD Transaction Document to which it is a party or consummate the transactions contemplated hereby and thereby.

         Section 2.04. Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of such Person, other than in the case of the Company, Lehman Brothers, Inc.

         Section 2.05. Ownership of MSD, MST and JWCS. Each of MSD, MST and JWCS hereby represents and warrants, severally and not jointly, to Parent and Newco, as of the date hereof and as of the Effective Time, that (i) Schedule B sets forth a true and complete list of all the members, and their respective membership interests and voting rights, of each of MSD, MST and JWCS and (ii) none of MSD, MST or JWCS has any members other than as set forth on Schedule B.

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                                   ARTICLE 3
                               CERTAIN AGREEMENTS

         Section 3.01. Consent. Each of JW, JWCS, MSD and MST (each, a "Consenting Party") hereby acknowledges receipt of a copy of each Transaction Agreement, and each Consenting Party has carefully reviewed, and consulted its legal advisors with respect to, each Transaction Agreement. Each Consenting Party hereby consents to the Transaction Agreements and the consummation of the Transactions, and grants all waivers and consents which are necessary under the MSD Agreements to permit the consummation of the Transactions and the performance by the Company, Newco, and each Consenting Party of their obligations under the Transaction Agreements in accordance with their terms. Notwithstanding the preceding sentence, (a) the foregoing consents shall not (i) apply to any act or omission which constitutes fraud in the inducement with respect to this Agreement, the Letter Agreement, any MSD Transaction Document or the Transactions, or (ii) affect any Consenting Party's rights to enforce this Agreement, the Letter Agreement, any MSD Transaction Document to which it is a party or any Transaction Agreement to which it is a third party beneficiary, in each case, in accordance with its respective terms, and (b) from and after the effectiveness of the Restructuring, all of the MSD Agreements will remain in full force and effect and will be enforceable against each of the Consenting Parties and Newco in accordance with their terms.

         Section 3.02. Acknowledgement and Consent. (a) In furtherance and not in limitation of Section 3.01, each Consenting Party acknowledges that, pursuant to the Restructuring Agreement and as part of the Restructuring, all of the Company's rights under and in respect of the MSD Agreements shall be assigned to, and all of the Company's Liabilities under and in respect of the MSD Agreements will be assumed by, Newco upon the effectiveness of the Restructuring (the "MSD Transfer").

         (b) Each Consenting Party hereby consents to the MSD Transfer and, as of and with effect from the consummation of the MSD Transfer, unconditionally releases the Company from its obligations, duties and Liabilities (express and implied) under the MSD Agreements, whether arising before, at or after the MSD Transfer. Each Consenting Party expressly consents to and accepts the assumption by Newco of all the rights, obligations, duties and Liabilities (express and implied) of the Company under the MSD Agreements, whether arising before, at or after the MSD Transfer, and agrees to perform its obligations, duties and Liabilities (express or implied) under the MSD Agreements in accordance with their terms in favor of Newco. In this regard, MST hereby consents to the admission of Newco as a Class A Member, a Class B Member and a Class C Member of MSD, effective upon the effectiveness of the MSD Transfer, as a successor to the Company, in accordance with Sections 8 and 9 of the LLC Agreement and hereby waives compliance by the Company and Newco with the terms and conditions thereof for the purposes of such admission. Each of the foregoing events is conditioned upon the consummation of the MSD Transfer,

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shall occur simultaneously with the MSD Transfer without any further action by any party, and, together with the MSD Transfer, shall have the effect of amending the MSD Agreements.

         (c) The Company, Newco and each Consenting Party accordingly agree that as of and with effect from the MSD Transfer, each of the MSD Agreements will cease to create or confer any rights or obligations on or as to the Company, except for the Company's confidentiality obligations thereunder, which shall remain in full force and effect notwithstanding the MSD Transfer, and each of the MSD Agreements will continue as an agreement among the parties thereto (other than the Company) and Newco on the same terms and conditions as those stated in such MSD Agreement. The Company, Newco, MSD and MST agree to amend and restate each such MSD Agreement to reflect such matters effective from the MSD Transfer.

         (d) Each Consenting Party acknowledges and agrees that, notwithstanding any provision of any MSD Agreement to the contrary, such Consenting Party shall not be entitled to any payment from the Company as a result of or in connection with the Transactions or the MSD Transfer, except as specifically provided in the Letter Agreement and except as provided in any stock option agreements between the Company and any employee of MSD (including all stock option agreements with JW granted to him in his capacity as a consultant to the Company).

         (e) As of and with effect from the consummation of the MSD Transfer, except for the rights of the Continuing Licensee Subsidiary under the License Agreement and the Consent to License Agreement, (i) Newco shall own all right, title and interest in and to any and all intellectual property and other proprietary and confidential information or materials owned by the Company as of the date hereof or benefits acquired by the Company between the date hereof and immediately prior to the consummation of the MSD Transfer (other than that owned by MSD, MST, JW or JWCS or such rights that expire, terminate or are otherwise disposed of in a manner not inconsistent with the MSD Agreements) to which MSD, MST, JW or JWCS has any direct or indirect rights or benefits (including patents, copyrights and trade secrets) pursuant to the MSD Agreements and (ii) the Company thereafter shall hold no interest in MSD nor shall it have possession of, or rights or access to, any proprietary or confidential information of MSD, MST, JW or JWCS, and the Company will not own or otherwise have rights or seek to own or otherwise have rights in any intellectual property or other proprietary information or materials which MSD, MST, JW or JWCS owns or to which MSD, MST, JW or JWCS otherwise has any direct or indirect rights or benefits (including patents, copyrights and trade secrets) pursuant to the MSD Agreements.

         Section 3.03. Certain Claims. (a) Parent shall not, and shall not permit any other Affiliate of Parent or encourage any other Person to, either before or after the Effective Time, assert any rights or pursue any actions or claims,

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whether directly or on a derivative basis, against (i) any Consenting Party or any of its or his Affiliates or (ii) any of the current or former members of the board of managers, members, managers, officers, employees, consultants, advisors, attorneys, trustees or agents of any Consenting Party or any of its or his Affiliates (in each case, solely in their capacities as such), in each case for acts or omissions occurring (A) prior to the date of this Agreement or (B) after the date of this Agreement and prior to the Effective Time, whether known or unknown, and Parent shall not, and Parent shall not permit any Affiliate of Parent to, cooperate with any Person in the assertion of any such rights or pursuing any such actions or claims except (x) as required by subpoena or other judicial or legal process or (y) as required by any inquiry by a Governmental Entity, but in each case only to the extent such inquiry or requirement to cooperate has not arisen as a result of a breach of this Section 3.03(a); provided, however, that this Section 3.03(a) shall not (1) affect any Person's right to enforce any Transaction Agreement, any MSD Transaction Document, any I/R Agreement (as defined in the Restructuring Agreement) or any Newco I/R Agreement (as defined in the Restructuring Agreement) or any provision herein or therein in accordance with its terms, (2) apply to any act or omission which constitutes fraud in the inducement with respect to any Transaction Agreement, any MSD Transaction Document, any I/R Agreement or any Newco I/R Agreement or
(3) apply to any action permitted or required by the Ongoing Litigation Agreement; provided further, however, that in the event this Agreement is terminated, this Section 3.03(a) shall be null and void and shall not operate as a waiver or release of any rights, actions, interests or claims that might have been asserted or pursued but for this Section 3.03(a).

         (b) No Consenting Party shall, and no Consenting Party shall permit any other Affiliate of such Consenting Party or encourage any other Person to, either before or after the Effective Time, assert any rights or pursue any actions or claims, whether directly or on a derivative basis, against (i) Parent or any of its Affiliates or (ii) any of the current or former directors, officers, employees, consultants, advisors, attorneys, trustees or agents of Parent or any of its Affiliates (in each case, solely in their capacities as such), in each case for acts or omissions occurring (A) prior to the date of this Agreement or (B) after the date of this Agreement and prior to the Effective Time, whether known or unknown, and such Consenting Party shall not, and shall not permit any Affiliate of such Consenting Party to, cooperate with any Person in the assertion of any such rights or pursuing any such actions or claims except (x) as required by subpoena or other judicial or legal process or
(y) as required by any inquiry by a Governmental Entity, but in each case only to the extent such inquiry or requirement to cooperate has not arisen as result of a breach of this Section 3.03(b); provided, however, that this Section 3.03(b) shall not (1) affect any Person's right to enforce any Transaction Agreement, any MSD Transaction Document, any I/R Agreement or any Newco I/R Agreement or any provision herein or therein in accordance with its terms, (2) apply to any act or omission which constitutes fraud in the inducement with respect to any Transaction Agreement, any MSD Transaction Document, any I/R Agreement or any Newco I/R Agreement or (3) apply to any action permitted or

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required by the Ongoing Litigation Agreement; provided further, however, that in the event this Agreement is terminated, this Section 3.03(b) shall be null and void and shall not operate as a waiver or release of any rights, actions, interests or claims that might have been asserted or pursued but for this
Section 3.03(b).

         Section 3.04. No Change Of Control; Other Agreements. (a) Each of the Company, Newco, and each Consenting Party acknowledges and agrees that the execution and delivery of the Transaction Agreements does not, and the consummation of the Transactions will not, constitute a "Change in Control" as defined in the Joint Venture Agreement dated as of November 30, 1995 among MSD, MST and the Company, as amended, or the Employment Agreement.

         (b) Each of the Company, Newco, MSD and MST acknowledges and agrees that (i) upon the MSD Transfer, notwithstanding anything in the LLC Agreement to the contrary, (A) the Company shall be permitted to transfer its entire interest in MSD to Newco and (B) Newco shall be admitted as a member of MSD with respect to the transferred interest, shall be bound as a member by the LLC Agreement and shall execute and deliver to MSD and MST a signature page to the LLC Agreement (but Newco shall be deemed a party to, and shall be bound by, the LLC Agreement whether or not it delivers such signature page), (ii) Sections 8 and 9 of the LLC Agreement with respect to the transfer of the Company's interest in MSD to Newco are waived for purposes of the foregoing transfer and admission, and (iii) the Company shall have no right to receive any distributions that may be made by MSD following the MSD Transfer.

         (c) This Agreement is deemed to constitute written notice to MSD, as required pursuant to Section 2.7(c) of the IGEN/MSD License Agreement, dated as of November 30, 1995, as amended, concerning the Merger and the other Transactions.

         (d) Each of the Company, MSD, MST and JW acknowledges and confirms that the Employment Agreement dated as of August 1, 1997, among MSD, the Company, MST and JW, is null and void and was superceded by the Employment Agreement.

                                   ARTICLE 4
                                    RELEASES

         Section 4.01. Releases. Effective immediately prior to the Effective Time, in consideration of mutual releases, covenants, licenses, agreements, rights and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Parent, as to itself and its past, present and future Affiliates (including, from and after the Effective Time, the Company), and its and their respective successors, predecessors, assigns, heirs, officers, directors, employees, consultants and trustees, on the one hand (in each case, solely in their capacities as such), and each Consenting Party, as to itself or himself and its or his past, present and future Affiliates, and its or his and their respective successors, predecessors, assigns, heirs, officers, members of the board of managers, members, managers, employees, consultants and trustees, on the other hand (in each case, solely in their capacities as such), hereby (a) releases, acquits and forever discharges the other and its or his past,

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present and future Affiliates and its or his and their respective successors, predecessors, assigns, heirs, officers, directors, members of the board of managers, members, managers, employees, consultants and trustees (in each case, solely in their capacities as such), in respect of and from, and (b) agrees not to bring any Action against the other and its or his past, present and future Affiliates and its or his and their respective successors, predecessors, assigns, heirs, officers, directors, members of the board of managers, members, managers, employees, consultants and trustees (in each case, solely in their capacities as such) related to or arising out of, in the case of each of clause
(a) and (b), any and all debts, demands, Actions, causes of action, suits, accounts, covenants, Contracts, agreements, torts, damages and any and all claims, defenses, offsets, Judgments, demands and Liabilities whatsoever, of every name and nature, both at law and in equity, known or unknown, suspected or unsuspected, accrued or unaccrued, which have been or could have been asserted against such other Person, which the releasing Person has or ever had which arise out of or in any way relate or are incidental to events, circumstances or actions taken by such other Person prior to or as of the Effective Time; provided, however, that the foregoing general release shall not (i) affect any Person's right to enforce any Transaction Agreement, any MSD Transaction Document or any Newco I/R Agreement or any provision herein or therein in accordance with its terms or (ii) apply to any act or omission which constitutes fraud in the inducement with respect to any Transaction Agreement, any MSD Transaction Document or any Newco I/R Agreement. For the purposes of this
Section 4.01, no Newco Company (as defined in the Restructuring Agreement) is or ever has been an Affiliate of Parent.

                                   ARTICLE 5
                                 MISCELLANEOUS

         Section 5.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement shall survive the Effective Time. This Section 5.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

         Section 5.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice) of a fax followed by delivery of such notice by overnight courier of an international reputation:

         (a) if to Parent or, after the Effective Time, the Company, to:

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                  Roche Holding Ltd
                  Grenzacherstrasse 124
                  CH-4070 Basel
                  Switzerland
                  Attention: Bruno Maier
                  Fax: +41 61 688 3196

                  with a copy to:

                  Davis Polk & Wardwell
                  450 Lexington Avenue
                  New York, NY 10017
                  Attention: Ulrika Ekman
                  Fax: (212) 450-3800

         (b) if to Newco or, prior to the Effective Time, the Company, to:

                  IGEN International, Inc.
                  16020 Industrial Drive
                  Gaithersburg, MD  20077
                  Attention: President
                  Fax: (301) 208-3789

                  and:

                  Joint Venture Operating Committee
                  IGEN International, Inc.
                  16020 Industrial Drive
                  Gaithersburg, MD  20077
                  Attention: Chairman
                  Fax: (301) 208-3789

                  with a copy to:

                  Cravath, Swaine & Moore LLP
                  825 Eighth Avenue
                  New York, NY 10019
                  Attention: Philip A. Gelston
                             Sarkis Jebejian
                  Fax: (212) 414-3700

                  and:

                  Potter Anderson & Corroon LLP
                  Hercules Plaza, 6th Floor
                  1313 N. Market Street

                  Wilmington, DE 19801
                  Attention: Michael D. Goldman
                  Fax: 302-658-1192

         (c) if to MSD or MST, to:

                  Meso Scale Diagnostics, LLC.
                  9238 Gaither Road
                  Gaithersburg, MD 20877
                  Attention: President and Chief Executive Officer
                  Fax: (301) 947-7240

                  with a copy to:

                  Hogan & Hartson L.L.P.
                  555 Thirteenth Street, N.W.
                  Washington, D.C. 20004
                  Attention: Robert J. Waldman
                  Fax: (202) 637-5910

         Section 5.03. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any applicable law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         Section 5.04. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Each party need not sign the same counterpart.

         Section 5.05 . Entire Agreement; No Third-Party Beneficiaries. This Agreement (a) taken together with the other Transaction Agreements, the MSD Transaction Documents, the MSD Agreements, the Letter Agreement, the I/R Confidentiality Agreement, the letter agreement dated November 6, 2002 between the Company and R Diagnostics and the M/R Confidentiality Agreement, constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement; provided that as of and after the Effective Time, the I/R Confidentiality Agreement shall have no further force and effect and shall be superseded by Section 3.07 of the Post-Closing Covenants Agreement and (b) except for the provisions of Section 3.03 and Section 4.01 of this Agreement, is not intended to confer upon any Person other than the parties any rights or remedies.

         Section 5.06. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         Section 5.07. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that prior to the Effective Time any waiver by the Company shall also require the prior written consent of Parent.

         (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         Section 5.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties; provided, however, that the parties acknowledge and agree that the conversion of Newco in accordance with
Section 2.01 of the Restructuring Agreement and the continuation of Newco as a result thereof shall be deemed not to be an assignment and shall not require any consent of any party. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         Section 5.09. Enforcement; Consent to Service of Process. (a) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Delaware state court or any Federal court of the United States of America sitting in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, except as otherwise specifically provided in any other Transaction Agreement with respect to the parties thereto, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Delaware state court or any Federal Court of the United States sitting in the State of Delaware in the event any dispute arises out of this Agreement or any

Transaction, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court,
(iii) agrees that it will not bring any action relating to this Agreement or any Transaction in any court other than in any Delaware state court or any Federal court of the United States of America sitting in the State of Delaware and (iv) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any Transaction.

         (b) Parent hereby appoints Roche Holdings, Inc., with offices on the date of this Agreement at 1201 N. Orange Street, Suite 1050, Wilmington, Delaware 19801, as its authorized agent (the "Authorized Agent"), upon whom process may be served in any suit, action or proceeding arising out of or relating to this Agreement or any Transaction that may be instituted in any court described in Section 5.09(a). Parent agrees to take any and all reasonable action, including the filing of any and all documents, that may be necessary to establish and continue such appointment in full force and effect as aforesaid. Parent agrees that service of process upon the Authorized Agent shall be, in every respect, effective service of process upon Parent.

         Section 5.10. Termination. In the event the Merger Agreement is terminated pursuant to its terms prior to the Effective Time, this Agreement shall automatically and simultaneously terminate. In the event of such termination, no party shall have any liability to any other party pursuant to this Agreement. It is understood that consummation of the Merger shall not constitute a termination of this Agreement.

         Section 5.11. Interpretation. When a reference is made in this Agreement to a Section, Schedule or party, such reference shall be to a Section of or a Schedule or party to this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereby" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words "date hereof" shall refer to the date of this Agreement. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if". The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument that is defined or referred to herein or in any agreement or instrument that is referred to herein, means such agreement or instrument as from time to time amended, modified or supplemented. References to a Person are also to its permitted successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                                       ROCHE HOLDING LTD

                                       By: /s/ D. Franz B. Humer
                                           -------------------------------------
                                           Name:  D. Franz B. Humer
                                           Title: President and Chairman

                                       By: /s/ Erich Hunziker
                                           -------------------------------------
                                           Name:  Erich Hunziker
                                           Title: Chief Financial Officer

                                       IGEN INTERNATIONAL, INC.

                                       By: /s/ Samuel J. Wohlstadter
                                           -------------------------------------
                                           Name:  Samuel J. Wohlstadter
                                           Title: Chairman and Chief Executive
                                                  Officer

                                       IGEN INTEGRATED
                                         HEALTHCARE, LLC

                                       By: /s/ Richard J. Massey
                                           -------------------------------------
                                           Name:  Richard J. Massey
                                           Title: President and Chief Operating
                                                  Officer

                                       MESO SCALE DIAGNOSTICS, LLC.

                                       By: /s/ J. Wohlstadter
                                           -------------------------------------
                                           Name:  Jacob Wohlstadter
                                           Title: President and Chief Executive
                                                  Officer

                                       MESO SCALE TECHNOLOGIES, LLC.

                                       By: /s/ J. Wohlstadter
                                           -------------------------------------
                                           Name:  Jacob Wohlstadter
                                           Title: President and Chief Executive
                                                  Officer

                                       JACOB WOHLSTADTER

                                           /s/ J. Wohlstadter
                                           -----------------------------------
                                           Name: Jacob Wohlstadter

                                       JW CONSULTING SERVICES, L.L.C.

                                       By: /s/ J. Wohlstadter
                                           -----------------------------------
                                           Name: Jacob Wohlstadter
                                           Title: President and
                                                  Chief Executive Officer

                                                                      SCHEDULE A

                                 MSD AGREEMENTS

1. Joint Venture Agreement dated as of November 30, 1995, as amended, among IGEN International, Inc. (the "Company"), Meso Scale Diagnostics, LLC. ("MSD") and Meso Scale Technologies, LLC. ("MST").

2. Limited Liability Company Agreement of Meso Scale Diagnostics, LLC. dated as of November 30, 1995, as amended, between the Company and MST.

3. IGEN/MSD License Agreement dated as of November 30, 1995, as amended, between the Company and MSD.

4. MSD/MST Sublicense Agreement, dated as of November 30, 1995, as amended, among the Company, MSD and MST.

5. License Agreement dated as of November 30, 1995 among the Company, MSD and MST.

6. Employment Agreement dated as of August 15, 2001 among the Company, MSD, MST and Jacob N. Wohlstadter ("JW").

7. Consulting Agreement dated as of August 15, 2001 between the Company and JW.

8. Letter agreement dated August 15, 2001, as amended, among the Company, MSD and MST regarding employees.

9. Letter agreement dated August 15, 2001, as amended, among the Company, MSD and MST regarding equipment.

10. Letter agreement dated August 15, 2001 among the Company, JW and JW Consulting Services, L.L.C. ("JWCS") regarding insurance.

11. Letter agreement dated August 15, 2001 among the Company, MSD, MST and JW regarding litigation and settlement fees and expenses.

12. Letter agreement dated August 15, 2001 among the Company, MSD and JW regarding certain advisory and related activities.

13. Letter agreement dated November 30, 1995 between the Company and JW regarding indemnification.

14. Indemnification Agreement dated as of October 26, 2001 between the Company and JW.

15. Indemnification Agreement effective as of November 30, 1996 between the Company, JW and JWCS.

16. Agreement of Sublease for space at 9905A Gable Ridge Terrace, dated August 15, 2001, between the Company and MSD.

17. Agreement of Sublease for space at 9905D Gable Ridge Terrace, dated August 15, 2001, between the Company and MSD.

18. Agreement of Sublease for space at 9905B Gable Ridge Terrace, dated August 15, 2001, between the Company and MSD.

19. Agreement of Sublease for space at 9915A Gable Ridge Terrace, dated August 15, 2001, between the Company and MSD.

20. Agreement of Sublease for space at 9907C Gable Ridge Terrace, dated August 15, 2001, between the Company and MSD.

21. Agreement of Sublease for space at 9141 Industrial Court, dated August 15, 2001, between the Company and MSD.

22. Agreement of Sublease for space at 9101-9169 Arbuckle Drive, dated August 15, 2001, between the Company and MSD.

23. Agreement of Sublease for space at 8000 West Park Drive, dated August 15, 2001, between the Company and MSD.

24. Agreement of Sublease for space at 16020 Industrial Drive (Shared with the Company), dated August 15, 2001, between the Company and MSD.

25. Agreement of Sublease for space at 9149-9161 Industrial Court (includes "Clean Room"), dated August 15, 2001, between the Company and MSD.

26. Agreement of Sublease for space at 9234-9246 Gaither Road, dated August 15, 2001, between the Company and MSD.

27. Letter Agreement dated March 12, 2003 by and among the Company, MSD, MST, JWCS and JW, amending the MSD Agreements with respect to the formation of MSD Europe, L.L.C.

28.      Letter agreement among MSD, the Company and MST dated January 30, 2001

29.      Letter agreement among MSD, the Company and MST dated November 29, 2000

30. Letter agreement among MSD, the Company and MST and the attached non-binding term sheet dated February 20, 2001

31.      Letter agreement among JW, MSD and the Company dated August 15, 2001

32. Employment Agreement among MSD, the Company, MST and JW dated as of August 1, 1997

33. Confidentiality agreement dated April 28, 2003 among the Company, MSD, R Diagnostics and F. Hoffmann-La Roche Ltd.

34. Letter agreement dated the date of the Agreement among the Company, Newco, MSD, MST, JW and JWCS

                                                                      SCHEDULE B

                            OWNERSHIP OF MSD AND MST

Meso Scale Diagnostics, LLC.

The members of Meso Scale Diagnostics, LLC. ("MSD") consist of IGEN International, Inc. ("IGEN") and Meso Scale Technologies, LLC. ("MST").

The membership interests of IGEN and MST in MSD are as follows:

         Class A (voting) interest: 31% held by IGEN and 69% held by MST
         Class B (non-voting) interest: 100% held by IGEN and none held by MST Class C (non-voting) interest: 100% held by IGEN and none held by MST

The voting rights of IGEN and MST with respect to MSD are set forth in the Joint Venture Agreement, dated as of November 30, 1995, among MSD, MST and IGEN, as amended, and in the MSD Limited Liability Company Agreement, dated as of November 30, 1995, between IGEN and MST, as amended.

Meso Scale Technologies, LLC.

The sole member of MST is Jacob N. Wohlstadter, who holds 100% of the membership interests and all voting rights associated therewith.

JW Consulting Services, LLC.

The sole member of JW Consulting Services, LLC. is Jacob N. Wohlstadter, who holds 100% of the membership interests and all voting rights associated therewith.

                                      B-1